UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT



           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934

                        February 15, 1996

      Date of Report (date of earliest event reported)




                     FIRST NATIONAL BANCORP

      (exact name of registrant as specified in its charter)




           Georgia           0-10657           58-1415138

        (state or other     (Commission       (IRS Employer
        jurisdiction of     File No.)         Identification
        of incorporation)                     Number)




    303 Jesse Jewell Parkway, Suite 700, Gainesville, Georgia 30501

             (address of principal executive office)(zip code)




                          (770) 503-2000

    (Registrant's telephone number, including area code)




                           No Change

   (Former name or address, if changed since last report)



Item 5.  OTHER EVENTS

     On February 15, 1996, the merger of The Bank of Heard County, Franklin, Georgia, with Interim Heard Corporation, a wholly owned subsidiary of First National Bancorp ("Registrant"), whereby the Bank of Heard County became a subsidiary of Registrant, as described in Registration Statement No. 33-65515, was consummated. The consummation of the merger resulted in The Bank of Heard County, Franklin, Georgia, becoming a wholly owned subsidiary of Registrant. As discussed in the Registration Statement, the acquisition is being accounted for using the "pooling-of-interests" method of accounting. Registrant has issued approximately 325,580 shares of First National Bancorp $1.00 par value common stock in exchange for all of the 1,000 outstanding shares of The Bank of Heard County stock. Cash needed for fractional shares, which is deemed not material, will be paid to shareholders of The Bank of Heard County by Registrant from internal funds. The common stock shares issued by First National Bancorp are those shares registered in Registration Statement No. 33-65515.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST NATIONAL BANCORP
                                   (Registrant)


                                   By:  s/C. Talmadge Garrison
                                        C. Talmadge Garrison
                                        Senior Vice President,
                                        Secretary, Treasurer



Date:  February 16, 1996